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                                                                 EXHIBIT 99.10


                          SUBSIDIARIES OF THE COMPANY

                                                                        JURISDICTION OF
NAME                                                                     INCORPORATION    PERCENT OWNED
---------------------------------------------------------------------   ---------------   -------------
Merrill/New York Company.............................................      Minnesota           100%
Merrill/Magnus Publishing Corporation................................      Minnesota           100%
Merrill Corporation, Canada .........................................      Ontario             100%
Merrill/May, Inc.....................................................      Minnesota           100%
Merrill International Inc............................................      Minnesota           100%
Merrill Real Estate Company..........................................      Minnesota           100%
FMC Resource Management Corporation..................................      Washington          100%
Merrill Training & Technology, Inc...................................      Minnesota           100%
Merrill Global, Inc..................................................      Minnesota           100%
Merrill/Executech, Inc...............................................      Minnesota           100%
Merrill Daniels, Inc.................................................      Minnesota           100%
Document.com, LLC....................................................      Minnesota           100%